EXHIBIT 10.17

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into effective as of the ____ day of May 2021 (the “Effective Date”) by and between Zeta Global Corp., a Delaware corporation having its principal offices in New York, New York (the “Company,” which term shall include all respective parents, subsidiaries, affiliates, and entities of the Company, and its and their respective successors and assigns, including but not limited to Zeta Global Holding Corp.), and David A. Steinberg (the “Executive”).

WHEREAS, the Company desires to continue to employ Executive as its Chief Executive Officer and a member of its Board of Directors (the “Board”), and Executive desires to continue to serve in such capacities on behalf of the Company, upon the terms and conditions hereinafter set forth;

WHEREAS, Executive acknowledges that Executive has had an opportunity to consider this Agreement and to consult with an independent advisor of Executive’s choosing with regard to the terms of this Agreement, and enters into this Agreement voluntarily and with a full understanding of its terms; and

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Employment.

1.1 Employment Period. Subject to the provisions for earlier termination provided herein, Executive’s employment hereunder shall be for a two (2) year term commencing on the Effective Date and ending on [DATE] (the “Initial Employment Period”); provided, however, that this Agreement shall automatically renew for successive one (1) year periods thereafter (each a “Renewal Period” and together with the Initial Employment Period, the “Employment Period”), unless at least ninety (90) days prior to the end of the Initial Employment Period or any Renewal Period one party notifies the other in writing that he/it is exercising the option not to renew the term of this Agreement. The non-renewal of this Agreement in the absence of a mutually acceptable successor employment agreement shall be deemed a termination of Executive’s employment without Cause (pursuant to Section 3.1(a) or Section 3.2(a) below, as applicable), effective as of the last day of the then-current Employment Period.

1.2 Duties and Responsibilities. Executive shall continue to serve as the Chief Executive Officer (“CEO”) of the Company during the Employment Period, reporting solely to the Board, and shall perform all duties and accept all responsibilities incident to such position as may be reasonably assigned to Executive by the Board. During the Employment Period, Executive shall also continue to serve as a member of the Board, without any additional compensation therefor. Notwithstanding the foregoing, following termination of Executive’s employment for any reason other than for Cause, the Company shall include Executive in the slate for re-election as a member of the Board at every shareholder meeting at which Executive’s term as a director would otherwise expire during any period at which Executive owns at least 5% of the shares of capital stock of HoldCo (as defined in Section 2.4(a) below).

1.3 Extent of Services. Executive shall use Executive’s best efforts to carry out Executive’s duties and responsibilities under Section 1.2 hereof and, consistent with the other provisions of this Agreement, shall devote substantially all of Executive’s business time, attention and energy thereto. In the performance of Executive’s duties, Executive shall observe and adhere to all Company policies and procedures applicable generally to employees of the Company or to the Company’s senior level executives, as may be adopted, revised or deleted from time to time in the Company’s sole discretion. Except with the prior consent of the Board, Executive shall not, during the Employment Period, undertake or engage in any other employment, occupation or business enterprise that would interfere in any material way with Executive’s responsibilities and the performance of Executive’s duties hereunder, provided that, for the avoidance of doubt, Executive shall be permitted to (a) devote reasonable time to volunteer services for or on behalf of such religious, educational, non-profit and/or other charitable organization as Executive may wish to serve, (b) devote reasonable time to activities in the non-profit and business communities consistent with Executive’s duties, and (c) engage in such other activities as may be disclosed to the Board and the Company’s General Counsel that relate to Executive’s personal investments and/or investments of the Company’s shareholders, including but not limited to CAIVIS Investment Company V, LLC, and its affiliates, and Kica Investments, LLC, and its affiliates, and outside board responsibilities for On Demand Holdings, Inc., and its affiliates and Impact Holdings Inc., and its affiliates (“Permitted Outside Activities”). In addition, and for the further avoidance of doubt, the foregoing shall not be construed as preventing Executive from owning less than five percent (5%) of the total outstanding shares of a publicly traded company.

1.4 Principal Location of Services. Executive shall perform Executive’s duties hereunder principally out of the Company’s corporate headquarters (presently located in New York, New York) and shall undertake such travel within or outside of the United States as is necessary or advisable for the efficient operations of the Company. It is understood and agreed that Executive currently maintains Executive’s primary residence in Florida and will commute from Florida to New York and be physically present in the Company’s New York office on an as-needed basis to perform Executive’s duties hereunder.

2. Compensation and Benefits.

2.1 Base Salary. The Company shall pay Executive a base salary at the annual rate of Seven Hundred Fifty Thousand Dollars ($750,000), payable in accordance with the normal payroll practices of the Company for its senior level executives as in effect from time to time (but no less frequently than monthly), which base salary shall be subject to annual review and may be increased but not decreased by the Board. Such base salary, as from time to time may be increased, is hereafter referred to as the “Base Salary.”

2.2 IPO Cash Bonus. Executive shall be entitled to an IPO cash bonus payment of Five Hundred Thousand Dollars ($500,000), which amount shall be paid in full no later than March 15, 2022, except in the event that Executive is terminated for Cause (in accordance with the notice and, if applicable, cure provisions set forth in Section 3.8 below) prior to December 31, 2021.

2.3 Annual Discretionary Cash Bonus. For each fiscal year during the Employment Period, commencing with the January 1, 2021 – December 31, 2021 fiscal year, Executive shall be eligible to receive an annual discretionary cash bonus (the “Annual Bonus”). The amount of the Annual Bonus, if any, will be determined by the Compensation Committee of the Board (the “Compensation Committee”) in its discretion, based on Executive’s individual performance and Company performance, in each case measured against performance goals and targets established by the Compensation Committee during the first (1st) quarter of the applicable fiscal year after consultation with Executive; provided, however, any such determinations shall be in the sole and absolute discretion of the Compensation Committee. Executive’s Annual Bonus target is 100% (or such higher percentage determined by the Compensation Committee from time to time) of Executive’s Base Salary rate for the applicable fiscal year (as may be increased during such fiscal year) (the “Target Bonus”). The amount of the Annual Bonus, if any, will be determined as of the end of each fiscal year during the Employment Period and shall be paid as soon as reasonably practicable after the end of each fiscal year to which the bonus relates, but in no event later than 2-1⁄2 months after the end of such fiscal year.

2.4 Equity Compensation.

(a) Initial Equity Grant. As soon as practicable after the pricing of an initial public offering of Zeta Global Holding Corp.’s (“Holdco’s”) capital stock (the “IPO”), and subject to Executive’s continued employment through such date, the Company shall grant to Executive Seven Hundred Thousand (700,000) shares of Restricted Stock (the “IPO Restricted Stock Grant”) pursuant to the Zeta Global Holding Corp. 2021 Incentive Award Plan (the “Plan”). The IPO Restricted Stock Grant will vest as follows: (i) 25% shall vest on the 12-month anniversary of the grant date; and (ii) the remaining 75% shall vest in 12 substantially equal, consecutive three-month installments thereafter. The IPO Restricted Stock Grant will be subject to the terms and conditions of the appropriate form of Restricted Stock agreement approved by the Company for use under the Plan.

(b) Annual Equity Grants. Executive shall be eligible to receive annual equity grants, at such time as annual equity grants are made to other executives commencing in fiscal year 2021, in such amounts, types and terms as determined in the sole discretion of the Board based on Executive’s individual performance and the performance of the Company. The terms and conditions of the annual equity grant will be established by the Board at the time of the grant and will be subject to the terms of the Company’s applicable equity plan and form of equity award agreement. Annual equity grants shall be subject to reevaluation each performance period based on peer market data.

(c) Time-Based Vesting of Pre-IPO Awards. Subject to paragraph (d), (e) and (f) of this Section 2.4, all unvested outstanding equity awards granted to Executive with a grant date prior to the date of the IPO (the “Pre-IPO Awards”) shall be subject to equal quarterly vesting over a five (5) year period beginning on the date of the initial public offering of the Company’s securities (“IPO”); provided, that, notwithstanding the foregoing, in no event shall any such awards be vested prior to the one-year anniversary of the IPO.

(d) Accelerated Vesting Upon Completion of Secondary. In the event that the Company completes additional secondary offerings of its common stock, all Pre-IPO Awards shall, at the option of the Board, become vested such that the number of unvested equity awards multiplied by a percentage equal to the greater of (a) 25% of Executive’s unvested Pre-IPO Awards or (b) a percentage equal to (I) the number of shares sold in the offering divided by (II) the number of common shares outstanding as of the effective date of this Agreement, shall become fully vested. Any such accelerated awards (i) in the form of options shall be immediately exercisable and (ii) in the form of restricted stock units, restricted stock or other stock awards outstanding shall vest and be settled, upon the closing of the secondary offering provided that the Executive has remained in continuous service through the closing. In addition, at Executive’s option, Executive may sell such Pre-IPO Awards that vest as part of such secondary offering. Any remaining equity awards will continue to be subject to their original vesting terms and conditions on a pro rata basis.

(e) Accelerated Vesting of Pre-IPO Awards Upon Change of Control. Provided that the Executive has remained in continued service with the Company, all outstanding Pre-IPO Awards shall, at the option of the Board, be fully vested and exercisable or settled, as applicable immediately prior to and contingent upon a Change of Control.

(f) Accelerated Vesting Upon Termination. In the event of a termination of Executive’s employment pursuant to any of Section 3.1, Section 3.2, Section 3.3 or Section 3.4, Executive’s outstanding equity shall be subject to the following: (i) full vesting and either exercisability or settlement, as applicable, of all time-based equity grants regardless of grant date, including, without limitation, the Pre-IPO Awards and the IPO Restricted Stock Grant and (ii) full vesting and either exercisability or settlement, as applicable, of all performance-based equity grants based on satisfaction of applicable performance conditions within 12 months of Executive’s termination. All outstanding equity grants shall fully vest (and become exercisable or settled, as applicable) upon a Change of Control (as defined herein).

(g) Continued Vesting for Board Service. In the event of a termination of Executive’s employment hereunder for any reason, all equity grants shall continue to vest as set forth herein so long as Executive, continues as a member of the Board.

2.5 Retirement and Welfare Plans. During the Employment Period, Executive shall be eligible to participate in employee retirement and welfare benefit plans made available to the Company’s senior level executives as a group or to its employees generally, as such retirement and welfare plans may be in effect from time to time and subject to the eligibility requirements of the plans. Nothing in this Agreement shall prevent the Company from amending or terminating any retirement, welfare or other employee benefit plans or programs from time to time in a manner that applies no less favorably to Executive than similarly situated employees or senior level executives of the Company, as the Company deems appropriate.

2.6 Vacation. Executive shall be subject in all respects to the terms and conditions of the Company’s paid time off policy (which presently allows for unlimited PTO), as may be in effect from time to time, provided that should the Company change its unlimited PTO policy in the future, in no event shall Executive be entitled to take less than four (4) weeks of annual paid vacation.

2.7 Reimbursement of Expenses. Executive shall be reimbursed for all customary and appropriate business-related expenses actually incurred and documented in accordance with the Company’s policies applicable to senior level executives.

2.8 Indemnification; D&O Insurance. The Company shall indemnify Executive to the maximum extent permitted by law and its articles of incorporation and by-laws. The Company shall at all times maintain directors’ and officers’ liability insurance under which Executive shall be covered on a basis that is no less favorable in any respect than the coverage provided to any then-current director or officer of the Company.

2.9 Housing Allowance. The Company shall provide Executive with corporate housing for time Executive is in New York City commensurate with existing corporate housing provided.

3. Termination. Notwithstanding Section 1, Executive’s employment shall terminate, and the Employment Period shall terminate concurrently therewith, upon the occurrence of any of the following events:

3.1 Termination Without Cause, Resignation for Good Reason, or Company Non-Renewal of the Employment Period Before a Change of Control.

(a) The Company may terminate Executive at any time without Cause (as defined in Section 3.8) prior to the expiration of the then-current Employment Period from the position in which Executive is employed hereunder upon not less than thirty (30) days’ prior written notice to Executive, and the Company may terminate Executive upon the last day of the then-current Employment Period by providing the requisite notice not to renew in accordance with Section 1.1 above. The Company shall have the discretion to place Executive on “garden leave,” and to not require or permit Executive to report to work or to provide any continued services, during the notice period, and the last day of any such notice period shall be the effective date of termination of Executive’s employment as an active employee. In addition, Executive may initiate a termination of employment by resigning under this Section 3.1 for Good Reason (as defined in, and in accordance with the notice provisions set forth in, Section 3.8) prior to the expiration of the then-current Employment Period.

(b) Upon termination under this Section 3.1, Executive shall receive (i) Executive’s accrued but unpaid Base Salary through the date of termination, (ii) any unreimbursed business expenses incurred by Executive and payable in accordance with the Company’s standard expense reimbursement policies, (iii) benefits earned, accrued and due under any retirement plan, health and welfare benefit plan in which Executive was a participant in accordance with applicable law and the provisions of such plan, and (iv) any then-accrued-but-unused vacation (collectively, the “Guaranteed Payments”). With the exception of unreimbursed business expenses, which shall be paid in accordance with Company policy and Section 19 of this Agreement, Executive will be paid the Guaranteed Payments on the Company’s first (1st) payroll date after Executive’s date of termination, or earlier if required by applicable law.

(c) If Executive’s employment terminates as described in Section 3.1(a) above prior to or in connection with the expiration of the then-current Employment Period and if Executive executes within twenty-one (21) days (or forty-five (45) days to the extent required by applicable law) thereafter and does not revoke a written release of claims in a form mutually acceptable to Executive and the Company releasing the Company from any and all claims with respect to all matters arising out of or related to Executive’s employment by the Company or the termination thereof (the “Release”), Executive will be entitled to receive the benefits described below (collectively, the “Severance”):

(i) Executive shall receive cash severance in an amount equal to one (1) times the sum of Executive’s Base Salary and Executive’s Target Bonus (in each case determined without regard to any reduction in Base Salary or Target Bonus giving rise to Good Reason). The severance amount, less all required withholdings and deductions, shall be paid during the one (1) year period commencing on Executive’s date of termination in substantially equal installments consistent with the Company’s regularly scheduled payroll until the Severance has been paid in full (the “Severance Period”), subject to Section 3.1(d) below; provided, that upon a Change of Control occurring after Executive’s date of termination, all then-unpaid installments pursuant to this paragraph (i) shall be paid in a lump sum upon the consummation of such Change of Control.

(ii) Executive shall receive Executive’s Target Bonus for the fiscal year in which Executive’s employment is terminated, prorated based on the number of days Executive is employed during such fiscal year based on target performance (the “Prorated Bonus”). The Prorated Bonus shall be paid at the same time as other executive bonuses are paid.

(iii) Executive shall receive any earned-but-unpaid Annual Bonus for the most-recently completed fiscal year of the Company. The prior-year earned Annual Bonus shall be paid as soon as reasonably practicable after the end of the fiscal year to which it relates, but in no event later than 2-1⁄2 months after the end of the fiscal year.

(iv) The Company shall, for the twelve (12) full calendar months commencing with the month immediately following Executive’s date of termination, pay Executive each month an amount equal to the monthly COBRA medical insurance cost under the Company’s medical plan for Executive, and, where applicable, Executive’s spouse and eligible dependents, less an amount equal to the required monthly employee payment for such coverage calculated as if Executive had continued to be an employee of the Company throughout such period.

(d) Except as otherwise required by Section 3.9, the benefits described in subsections (i) and (iv) above shall begin within sixty (60) days after Executive’s termination date, provided Executive has timely executed and not revoked the Release within such sixty (60) day period, and provided that, notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of Executive’s execution of the Release, directly or indirectly, result in Executive’s designating the calendar year of payment, and if a payment that is “nonqualified deferred compensation” as defined under Section 409A of the Code (“Section 409A”) is subject to execution of the Release could be made in more than one taxable year, payment shall be made in the later taxable year.

(e) Executive agrees and acknowledges that the Severance provided to Executive pursuant to Section 3.1(c) is in lieu of, and is not in addition to, any benefits to which Executive may otherwise be entitled under any Company severance plan, policy, or program, other than the Guaranteed Payments.

3.2 Termination Without Cause, Resignation for Good Reason, or Company Non-Renewal of the Employment Period After a Change of Control.

(a) If a Change of Control occurs and, during the 24-month period commencing on the date of the Change of Control, the Company terminates Executive’s employment without Cause or Executive resigns for Good Reason (in accordance with the notice provisions set forth in Section 3.8) prior to the expiration of the then-current Employment Period, (or the Company terminates Executive upon the last day of the then-current Employment Period by providing the requisite notice not to renew in accordance with Section 1.1 above), this Section 3.2 shall apply in lieu of Section 3.1.

(b) Upon termination under this Section 3.2, Executive shall receive the Guaranteed Payments. With the exception of unreimbursed business expenses, which shall be paid in accordance with Company policy, Executive will be paid the Guaranteed Payments on the Company’s first payroll date after Executive’s date of termination from employment, or earlier if required by applicable law.

(c) If Executive’s employment terminates as described in Section 3.2(a) above prior to the expiration of the then-current Employment Period and if, upon such termination, Executive executes within twenty-one (21) days (or forty-five (45) days to the extent required by applicable law) thereafter and does not revoke a Release (as defined in Section 3.1(c) above), Executive shall be entitled to receive the following payments (collectively, the “Change of Control Severance”):

(i) Executive shall receive severance in an amount equal to two (2) times the sum of (A) Executive’s then-current Base Salary, plus (B) Executive’s target Annual Bonus for the fiscal year in which Executive’s employment is terminated in an amount equal to no less than 100% of Executive’s then current annual Base Salary. The severance amount shall be paid in a single lump-sum payment, less all required withholdings and deductions, subject to Section 3.2(c)(iii) below.

(ii) Executive shall receive a Prorated Bonus, at the same time as other executive bonuses are paid. Executive shall also receive any earned-but-unpaid Annual Bonus for the most-recently completed fiscal year of the Company, as soon as reasonably practicable after the end of the fiscal year to which it relates, but in no event later than 2-1⁄2 months after the end of the fiscal year.

(iii) The Company shall, for a period of eighteen (18) months following the date of Executive’s termination of employment, pay Executive each month an amount equal to the monthly COBRA medical insurance cost under the Company’s medical plan for Executive, and, where applicable, Executive’s spouse and eligible dependents, less an amount equal to the required monthly employee payment for such coverage calculated as if Executive had continued to be an employee of the Company throughout such period.

(iv) Except as otherwise required by Section 3.9, the benefits described in subsections (i) and (ii) above shall be paid or begin, as the case may be, within sixty (60) days after Executive’s termination date, provided Executive has timely executed and not revoked the Release within such sixty (60) day period; and provided that notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of Executive’s execution of the Release, directly or indirectly, result in Executive’s designating the calendar year of payment, and if a payment that is “deferred compensation” as defined under Section 409A of the Code is subject to execution of the Release could be made in more than one taxable year, payment shall be made in the later taxable year. The Company shall provide the Release to Executive on or before the termination date, and Executive shall execute the Release during the time period permitted by applicable law.

(d) Executive agrees and acknowledges that the Change of Control Severance provided to Executive pursuant to Section 3.2(c) is in lieu of, and not in addition to, any benefits to which Executive may otherwise be entitled under any Company severance plan, policy, or program, other than the Guaranteed Payments.

3.3 Termination by Reason of Disability. Subject to applicable state and federal law, the Company may terminate Executive’s employment if Executive has been unable to perform the material duties of Executive’s position for a period of ninety (90) consecutive days, or one hundred eighty (180) days in the aggregate during any twelve (12) month period, in either case because of physical or mental injury or illness (“Disability”). If the Company terminates Executive’s employment for Disability, Executive will be entitled to all of the Severance payments and benefits set forth in Section 3.1(c), provided he (or, in the event of Executive’s physical or mental incapacity, Executive’s legal representative) executes within twenty-one (21) days (or forty-five (45) days to the extent required by applicable law) thereafter and does not revoke a Release (as defined in Section 3.1(c) above).

3.4 Termination by Reason of Death. If Executive dies while employed by the Company, all obligations of the Parties hereunder shall terminate immediately. Executive will not receive the Severance, the Change of Control Severance or any other severance compensation or benefits, except that the Company shall pay to Executive’s executor, legal representative, administrator or designated beneficiary, as applicable, (i) the Guaranteed Payments and (ii) any earned-but-unpaid Annual Bonus for the most-recently completed fiscal year of the Company, which shall be paid as soon as reasonably practicable after the end of the fiscal year to which it relates, but in no event later than 2-1⁄2 months after the end of the fiscal year.

3.5 Termination for Cause. The Company may terminate Executive’s employment at any time for Cause upon written notice to Executive (in accordance with the notice and, if applicable, cure provisions set forth in Section 3.8), and Executive may terminate Executive’s employment at any time without Good Reason or may elect not to renew the then-current Employment Period by providing the requisite notice not to renew in accordance with Section 1.1 above, and in any such event all payments under this Agreement shall cease.

Executive will not receive the Severance, the Change of Control Severance or any other severance compensation or benefits, except that the Company shall pay to Executive the Guaranteed Payments. If Executive’s employment terminates as described in this Section 3.5 above, Company shall enter into and if, upon such termination, Executive executes and thereafter and does not revoke a Release (as defined in Section 3.1(c) above) that extends the Non-Solicit terms set forth in Section 7 hereof until the fifth anniversary of the date of the IPO, the Pre-IPO Awards shall continue to vest during the Restricted Period.

3.6 Notice of Termination. Any termination of Executive’s employment shall be communicated by a written notice of termination to the other party hereto given in accordance with Section 12. The notice of termination shall (a) indicate the specific termination provision in this Agreement relied upon, (b) briefly summarize the facts and circumstances deemed to provide a basis for a termination of employment and the applicable provision hereof; provided, that no basis need be provided by the Company in connection with a termination without Cause or a Company non-renewal of the Employment Period, and (c) specify the termination date in accordance with the requirements of this Agreement.

3.7 Cooperation with the Company After Termination. Following termination of Executive’s employment for any reason, Executive agrees to reasonably cooperate with the Company, subject to Executive’s then current professional obligations, in (a) all matters relating to the winding up of Executive’s pending work and the orderly transfer of any such pending work to such other employees as may be designated by the Company; (b) responding to requests by the Company for information concerning work performed by Executive during the period of Executive’s employment with the Company and with regard to any matters that relate to or arise out of the business of the Company during the period of Executive’s employment and about which Executive may have knowledge, and; (c) any investigation or review that may be performed by the Company or any government authority or in any litigation in which the Company may become involved, as may be reasonably requested and after taking into account Executive’s post-termination responsibilities and obligations. The Company shall reimburse (or advance, as may be applicable) Executive any reasonable out-of-pocket expenses necessary for the Executive to comply with the obligations under this Section (including reasonable travel expenses, lodging and meals; and reasonable attorney fees and disbursements to the extent approved in advance by the Company (such approval not to be unreasonably withheld)). Moreover, the Company shall reimburse Executive for any lost wages as a result of Executive’s providing services to the Company pursuant to this Section and, for the avoidance of doubt, not for Executive’s testimony, at Executive’s then current daily rate, provided that such rate shall not exceed the a daily rate equal to the quotient determined by dividing the sum of (a) Executive’s Base Salary plus (b) Executive’s Target Bonus, in each case as in effect on the date of Executive’s termination of employment, by 365, such reimbursement to be made within thirty (30) days of receipt of written request.

3.8 Definitions.

(a) “Cause” shall mean any of the following grounds for termination of Executive’s employment: Executive’s conviction of a felony resulting from fraudulent acts against the Company or entry of a plea of guilty or nolo contendere with respect thereto which is reasonably likely to result in material harm to the business, property or public reputation of the Company.

For purposes of this Agreement, the Company shall not have Cause to terminate Executive’s employment unless (i) the Board reasonably determines in good faith that a “Cause” condition under such clauses has occurred; (ii) the Board notifies Executive in writing of the occurrence of the Cause condition within sixty (60) days of the Board’s first becoming aware of such occurrence; (iii) Executive fails to cure any such Cause condition, to the extent curable, within thirty (30) days of such notice (the “Cause Cure Period”); (iv) notwithstanding such efforts, the Cause condition continues to exist; and (v) the Board terminates Executive’s employment within sixty (60) days after the end of the Cause Cure Period. If Executive cures the Cause condition during the Cause Cure Period, Cause shall be deemed not to have occurred.

Moreover, for purposes of this Agreement, no act or failure to act by Executive shall be considered “willful” unless done or omitted to be done by Executive in bad faith and without reasonable belief that Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, by Executive based upon express direction from the Board shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. Executive shall be provided with a reasonable opportunity to be heard (either live or telephonically) by a quorum of the Board (excluding Executive) concerning the Company’s decision to terminate Executive’s employment for Cause within fifteen (15) days after written notice from the Company, unless delay is caused by the Company (in which case it shall be as promptly as practicable), and Executive shall be permitted to have counsel present during such meeting.

(b) “Change of Control” shall mean:

(i) A merger, consolidation, reorganization, or similar form of corporate transaction approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total and combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; or

(ii) The sale, transfer or other disposition of Company assets (including by way of merger or spin-off of any subsidiary or subsidiaries of the Company) occurring within a twelve (12) month period and representing, at a minimum, not less than forty percent (40%) of the total gross fair market value of all assets of the Company, to any person, entity, or group of persons acting in consort, other than a sale, transfer or disposition to: (A) a stockholder of the Company in exchange for or with respect to its stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of the outstanding stock of the Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned by a person described in (C); or

(iii) Any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(l) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) securities possessing (or convertible into or exercisable for securities possessing) more than thirty percent (30%) of the total combined voting power of the Company’s securities outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s stockholders; or

(iv) The consummation of a Change in Control (as defined in the Plan).

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in the same proportions by the persons who held the Company’s securities immediately before such transaction. A Change of Control shall not include a public offering of capital stock of Company. To the extent necessary to comply with the provisions of the provisions of Section 409A of the Internal Revenue Code, the definition of “Change of Control” shall be interpreted to comply with the provisions of Internal Revenue Code Section 409A and within the meaning of Treasury Regulation section 1.409A-3(i)(5).

(c) “Good Reason” shall mean the occurrence of any of the following events or conditions, unless Executive has expressly consented in writing thereto, or except as a result of Executive’s physical or mental incapacity or as described in the last sentence of this subsection (c):

(i) A reduction in Executive’s Base Salary or Target Bonus;

(ii) The diminution of Executive’s duties, responsibilities, powers or authorities, including, without limitation, the assignment of any duties and responsibilities materially inconsistent with Executive’s position as Chief Executive Officer, including a change in Executive’s reporting responsibilities so that Executive no longer reports solely and directly to the Board (or to the board of directors of the Company’s ultimate parent company), no longer serves as the principal executive officer of the Company or its ultimate parent company, provided that Good Reason shall not exist under this clause (iii) if such diminution is result of: (1) the hiring of additional subordinates to fill some of Executive’s duties and responsibilities, (2) any disposition or sale of any subsidiary or business of the Company, or (3) Executive’s prior written consent;

(iii) The Company requires that Executive’s principal office location be moved to a location more than fifty (50) miles from Executive’s principal office location immediately before the change without the Executive’s prior consent; provided, however, that Good Reason shall not exist in the event Executive is requested or required by the Board to be physically present on a daily or periodic basis in the Company’s corporate headquarters in New York, New York;

(iv) A material breach by the Company of this Agreement or a material breach by the Company or any of its subsidiaries of any other written agreement between Executive and the Company or any of its subsidiaries, including without limitation any equity-based award agreement; and

(v) A failure or refusal of a successor to the Company to assume the Company’s obligations under this Agreement in the event of a Change of Control.

For purposes of this Agreement, Executive shall not have Good Reason for termination unless (i) Executive reasonably determines in good faith that a “Good Reason” condition has occurred; (ii) Executive notifies the Company in writing of the occurrence of the Good Reason condition within sixty (60) days of Executive’s first becoming aware of such occurrence; (iii) Executive cooperates in good faith with the Company’s efforts, for a period not less than thirty (30) days following such notice (the “Good Reason Cure Period”), to cure the condition, to the extent curable; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) Executive terminates Executive’s employment within sixty (60) days after the end of the Good Reason Cure Period. If the Company cures the Good Reason condition during the Good Reason Cure Period, Good Reason shall be deemed not to have occurred.

3.9 Required Postponement for Specified Executives. If Executive is considered a “specified employee” (as defined under Section 409A) and payment of any amounts under this Agreement is required to be delayed for a period of six (6) months after separation from service pursuant to Section 409A, payment of such amounts shall be delayed as required by Section 409A, and the accumulated postponed amounts, shall be paid in a lump-sum payment within five (5) days after the end of the six (6) month period. If Executive dies during the postponement period prior to the payment of benefits, the amounts postponed on account of Section 409A, shall be paid to the personal representative of Executive’s estate within sixty (60) days after the date of Executive’s death.

3.10 No Mitigation; No Offset. In the event of any termination of Executive’s employment hereunder for any reason, Executive shall be under no obligation to seek other employment or to otherwise mitigate the obligations of the Company under this Agreement. There shall be no offset against amounts due to Executive under this Agreement on account of any remuneration or other benefit earned or received by Executive after such termination or on account of any claim that the Company or any of its affiliates may have against him.

4. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company and for which Executive may qualify; provided, however, that if Executive becomes entitled to and receives the Severance or Change of Control Severance provided for in Section 3 of this Agreement, Executive hereby waives Executive’s right to receive payments under any severance plan or similar program that would otherwise apply to Executive.

5. Confidentiality. Executive agrees that Executive’s services to the Company are of a special, unique and extraordinary character, and that Executive’s position places Executive in a position of confidence and trust with the Company’s customers and employees. Executive also recognizes that Executive’s position with the Company will give Executive substantial access to Confidential Information (as defined below), the disclosure of which to competitors of the Company would cause the Company to suffer substantial and irreparable damage. Executive recognizes, therefore, that it is in the Company’s legitimate business interest to restrict Executive’s use of Confidential Information for any purposes other than the discharge of Executive’s employment duties at the Company or as otherwise set forth herein, and to limit any potential appropriation of Confidential Information by Executive for the benefit of the Company’s competitors and/or to the detriment of the Company. Accordingly, Executive agrees as follows:

(a) Executive will not at any time, whether during or after the termination of Executive’s employment for any reason, reveal to any person or entity any of the trade secrets or confidential information of the Company or of any third party which the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, projects, plans and proposals) (“Confidential Information”), except as may be required in the ordinary course of performing Executive’s duties as an employee of the Company, and Executive shall keep secret all matters entrusted to Executive and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

(b) The above restrictions shall not apply to: (i) information that at the time of disclosure has become available to the public or is in the public domain through no fault of Executive; (ii) information received from a third party outside of the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release or disclosure by an authorized officer of the Company or (iv) information that may be required by law or pursuant to legal process or an order of any court, agency, or proceeding to be disclosed; provided that Executive shall provide the Company prior written notice of any such required disclosure once Executive has knowledge of it and will help the Company to the extent reasonable to obtain an appropriate protective order. Moreover, the foregoing shall not limit Executive’s ability to (i) discuss the terms of Executive’s employment, wages and working conditions to the extent expressly protected by applicable law, (ii) report possible violations of federal securities laws to the appropriate government enforcing agency and make such other disclosures that are expressly protected under federal or state “whistleblower” laws, (iii) respond to inquiries from, or otherwise cooperate with, any governmental or regulatory investigation, or (iv) enforce Executive’ rights as may be necessary under any agreement between the Executive, on the one hand, and the Company, on the other hand. For the avoidance of doubt, the confidentiality obligations under this Agreement shall not apply to information generally known by Executive as a result of Executive’s long-standing experience in the industry or learned as a result of Executive’s Permitted Outside Activities.

(c) Executive agrees that during Executive’s employment Executive shall not take, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. Executive further agrees that Executive shall not, after the termination of Executive’s employment for any reason, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that, immediately upon the termination of Executive’s employment for any reason, Executive shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office. For the avoidance of doubt, following a termination of Executive’s employment, Executive shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, personal correspondence, personal diaries, personal calendars, and electronic contacts and/or rolodexes, (ii) information relating to Executive’s equity, compensation, or expense reimbursements, (iii) information that Executive reasonably believes may be needed for his personal tax purposes, and (iv) copies of employee benefit and compensation plans and policies of the Company in which Executive participated as of the date of his termination of employment.

(d) Executive agrees that upon the termination of Executive’s employment with the Company for any reason, Executive will not take or retain without authorization any documents, files or other property of the Company, and Executive will return promptly to the Company any such documents, files or property in Executive’s possession or custody, including any copies thereof maintained in any medium or format. Executive recognizes that all documents, files and property that Executive has received and will receive from the Company, including but not limited to scientific research, customer lists, handbooks, memoranda, product specifications, and other materials (with the exception of documents relating to benefits to which Executive might be entitled following the termination of Executive’s employment with the Company), are for the exclusive use of the Company and employees who are discharging their responsibilities on behalf of the Company, and that Executive has no claim or right to the continued use, possession, or custody of such documents, files or property following the termination of Executive’s employment with the Company for any reason.

(e) Pursuant to the Defend Trade Secrets Act of 2016, Executive acknowledges that Executive will not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. In addition, if Executive files a lawsuit for alleged retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and may use the trade secret information in the court proceeding if Executive (i) files any document containing the trade secret under seal and (ii) does not disclose the trade secret, except pursuant to court order.

6. Intellectual Property.

(a) If, in the performance of Executive’s duties to the Company, Executive shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called “Developments”) that (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith, (ii) results from tasks assigned to Executive by the Company, (iii) results from the use of business premises or property (whether tangible or intangible) owned, leased or contracted for by the Company, and (iv) does not relate to Executive’s Permitted Outside Activities, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and Executive shall promptly disclose to the Company (or any persons designated by it) each such Development, and Executive hereby assigns any rights Executive may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

(b) Upon disclosure of each Development to the Company, Executive will, during Executive’s employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

(i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

(c) In the event the Company is unable, after reasonable effort, to secure Executive’s signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of Executive’s physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact for the sole purpose of acting for and on Executive’s behalf and in Executive’s stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright and other analogous protection thereon with the same legal force and effect as if executed by Executive.

7. Non-Solicitation. During the Employment Period and for a period (the “Restricted Period”) of twelve (12) months after termination of such employment (for any reason, whether voluntary or involuntary), Executive agrees that Executive will not:

(a) directly or indirectly solicit, entice or induce, or attempt to solicit, entice or induce, any customer, vendor, supplier, or business development partner to cease doing business with or diminish its business relationship with the Company, and Executive shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person; or

(b) directly or indirectly solicit or recruit, or attempt to solicit or recruit, any current employee, consultant or independent contractor of the Company to terminate employment or to otherwise cease providing services to the Company or (other than in respect of consultants or independent contractors whose services are available generally to, and who provide significant services to, multiple unrelated service providers other than the Company) to work for a third party other than the Company; and Executive shall not approach any such person for such purpose or authorize or knowingly approve the taking of such actions by any other person; provided, that the placement of general advertisements in newspapers, magazines, or electronic media or other solicitation not specifically targeted shall not, by itself, constitute a breach of this subsection (b).

8. General Provisions.

(a) Executive acknowledges and agrees that the type and periods of restrictions imposed in Sections 5, 6, 7 and 8 of this Agreement are fair and reasonable, and that such restrictions are intended solely to protect the legitimate interests of the Company, rather than to prevent Executive from earning a livelihood. Executive recognizes that the Company competes worldwide, and that Executive’s access to Confidential Information makes it necessary for the Company to restrict Executive’s post-employment activities in any market in which the Company competes, and in which Executive’s access to Confidential Information could be used to the detriment of the Company. In the event that any restriction set forth in this Agreement is determined to be overbroad with respect to scope, time or geographical coverage, Executive agrees that such a restriction or restrictions should be modified and narrowed, either by a court or by the Company, so as to preserve and protect the legitimate interests of the Company as described in this Agreement, and without negating or impairing any other restrictions or agreements set forth herein.

(b) Executive acknowledges and agrees that if Executive should breach any of the covenants, restrictions and agreements contained herein, irreparable loss and injury would result to the Company, and that damages arising out of such a breach may be difficult to ascertain. Executive therefore agrees that, in addition to all other remedies provided at law or at equity, the Company shall be entitled to seek to have the covenants, restrictions and agreements contained in Sections 5, 6, 7 and 8 specifically enforced (including, without limitation, by temporary, preliminary, and permanent injunctions and restraining orders) by any state or federal court in the State of New York having equity jurisdiction, and Executive agrees to be subject to the jurisdiction of such court.

(c) Executive agrees that if the Company fails to take action to seek a remedy of any breach by Executive of this Agreement or any portion of the Agreement, such inaction by the Company shall not operate or be construed as a waiver of any subsequent breach by Executive of the same or any other provision, agreement or covenant. The Company agrees that if Executive fails to take action to seek a remedy any breach by the Company of this Agreement or any portion of the Agreement, such inaction by Executive shall not operate or be construed as a waiver of any subsequent breach by the Company of the same or any other provision, agreement, or covenant.

(d) Executive acknowledges and agrees that the payments and benefits to be provided to Executive under this Agreement are provided as consideration for the covenants in Sections 5, 6, 7 and 8 hereof in addition to the services to be provided by and other obligations of Executive hereunder.

9. Non-disparagement. Upon Executive’s termination of employment with the Company for any reason, neither party (and in the case of the Company, its directors, officers, advisors and employees) shall make any disparaging public comments, oral or written, concerning the other, or publicly take any other action that reasonably could be construed as disparaging the reputation of the other.

10. No Conflict with Existing Obligations. Executive represents and warrants that Executive has disclosed to the Company any and all prior nondisclosure, confidentiality, noncompetition, non-solicitation or other similar obligations and/or restrictive covenants to or with any prior employer, entity, or other person (together, the “Prior Restrictive Covenants”), and that no Prior Restrictive Covenant prohibits, restricts, limits or otherwise affects Executive’s employment with the Company as an executive or ability to perform any of Executive’s duties or responsibilities for the Company. Executive agrees that Executive will not enter into any agreement or obligation, either written or oral, in conflict herewith.

11. Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

12. Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

Zeta Global Corp.

3 Park Ave. 33rd Fl

New York, NY 10016

Attn: General Counsel

With a copy (which shall not by itself constitute notice) to:

[***]

If to Executive:

To the address of Executive’s principal residence most recently on file with the Company

With a copy (which shall not by itself constitute notice) to:

[***]

or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

13. Contents of Agreement: Amendment and Assignment.

(a) This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings concerning Executive’s employment by the Company and cannot be changed or modified except upon written amendment approved by the Board and executed on its behalf by a duly authorized officer and by Executive.

(b) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive under this Agreement are of a personal nature and shall not be assignable or delegatable in whole or in part by Executive. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, within fifteen (15) days of such succession, expressly to assume and agree to perform this Agreement in the same manner as, and to the same extent that, the Company would be required to perform if no such succession had taken place.

14. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

15. Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

16. Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement, other than such taxes that are, by their nature, obligations of the Company (for example, and without limitation, the employer portion of the Federal Insurance Contributions Act (FICA) taxes, and any corporate taxes incurred by the Company as a result of the disallowance of any tax deduction for compensation paid to Executive).

17. Counterparts. This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. Facsimile signatures and signatures transmitted by PDF shall be equivalent to original signatures.

18. Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted under the laws of the State of New York without giving effect to any conflicts-of-law provisions or canons of construction that construe agreements against the draftsperson. Each Party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court located in New York or any state court located within such state, in respect of any claim arising out of or relating to this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Any appellate proceedings shall take place in the appropriate courts having appellate jurisdiction over the courts set forth in this Section.

19. Section 409A. This Agreement is intended to comply with or otherwise be exempt from Section 409A and its corresponding regulations, to the extent applicable, and shall be so construed. Notwithstanding anything in this Agreement to the contrary, payments of “nonqualified deferred compensation” subject to Section 409A may only be made under this Agreement upon an event and in a manner permitted by Section 409A, to the extent applicable. For purposes of Section 409A, all payments of “nonqualified deferred compensation” subject to Section 409A to be made upon the termination of Executive’s employment under this Agreement may only be made upon a “separation from service” under Section 409A. Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. In no event shall Executive, directly or indirectly, designate the calendar year of payment with respect to any amount that is “nonqualified deferred compensation” subject to Section 409A. All reimbursements provided under this Agreement that are “nonqualified deferred compensation” that is subject to Section 409A shall be made or provided in accordance with Section 409A, including, where applicable, the requirements that (a) any reimbursement is for expenses incurred during the Employment Period (or during such other time period specified in this Agreement), (b) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (c) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (d) the right to reimbursement is not subject to liquidation or exchange for another benefit. Nothing herein shall be construed as having modified the time and form of payment of any amounts or payments of “nonqualified deferred compensation” within the meaning Section 409A that were otherwise payable pursuant to the terms of any agreement between Company and Executive in effect prior to the date of this Agreement.

20. Section 280G of the Code. Notwithstanding any other provision of this Agreement or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates to Executive or for Executive’s benefit pursuant to the terms of this Agreement or otherwise (the “Covered Payments”) constitute parachute payments (the “Parachute Payments”) within the meaning of Section 280G of the Code and would, but for this Section 20 would be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then prior to making the Covered Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Executive of the Covered Payments after payment of the Excise Tax to (ii) the Net Benefit to the Executive if the Covered Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the Covered Payments be reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax (that amount, the “Reduced Amount”). “Net Benefit” shall mean the present value of the Covered Payments net of all federal, state, local, foreign income, employment and excise taxes.

(a) Any such reduction shall be made in accordance with Section 409A of the Code and the following:

(i) the Covered Payments which do not constitute nonqualified deferred compensation subject to Section 409A of the Code shall be reduced first; and

(ii) all other Covered Payments shall then be reduced as follows: (A) cash payments shall be reduced before non-cash payments; and (B) payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.

(b) Any determination required under this Section 20 shall be made in writing in good faith by the accounting firm that was the Company’s independent auditor immediately before the change in control/an independent accounting firm selected by the Company/an independent accounting firm selected by the Company that is reasonably acceptable to the Executive (the “Accountants”). The Company and the Executive shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 20. For purposes of making the calculations and determinations required by this Section 20, the Accountants may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Accountants’ determinations shall be final and binding on the Company and the Executive. The Company shall be responsible for all fees and expenses incurred by the Accountants in connection with the calculations required by this Section 20.

(c) It is possible that after the determinations and selections made pursuant to this Section 20 the Executive will receive Covered Payments that are in the aggregate more than the amount provided under this Section 20 (“Overpayment”) or less than the amount provided under this Section 20 (“Underpayment”).

(i) In the event that: (A) the Accountants determine, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Executive which the Accountants believe has a high probability of success, that an Overpayment has been made or (B) it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved that an Overpayment has been made, then the Executive shall pay any such Overpayment to the Company together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date of the Executive’s receipt of the Overpayment until the date of repayment.

(ii) In the event that: (A) the Accountants, based upon controlling precedent or substantial authority, determine that an Underpayment has occurred or (B) a court of competent jurisdiction determines that an Underpayment has occurred, any such Underpayment will be paid promptly by the Company to or for the benefit of the Executive together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date the amount would have otherwise been paid to the Executive until the payment date.

21. Miscellaneous/Expenses. The Company agrees to pay and/or reimburse Executive for reasonable legal fees and expenses incurred by Executive in negotiating and entering into this Agreement, within thirty (30) days after the Company’s receipt of the invoices therefor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

ZETA GLOBAL CORP.

By:
Name:
Title:

EXECUTIVE

David A. Steinberg